CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to our report dated March 6, 2009 on the consolidated financial statements of Silverado Gold Mines, Ltd. (the Company), as of November 30, 2008 and for the year then ended appearing in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 16, 2009 and to all references to our firm included in this Registration Statement.

/s/ Berkovits and Company, LLP

Fort Lauderdale, Florida
June 1, 2009